UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2015

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
+1(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Shiloh Industries, Inc. (the “Company”) and Shiloh Holdings Netherlands B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands (the “Dutch Borrower” and together with the Company, each a “Borrower” and collectively, the “Borrowers”) entered into a Fourth Amendment Agreement, dated April 29, 2015 (the “Fourth Amendment”), of their Credit and Security Agreement, as amended (the “Credit Agreement”), with Bank of America, N.A., as Administrative Agent, Swing Line Lender, Dutch Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, LLC as Joint Lead Arrangers and Joint Book Managers, The PrivateBank and Trust Company, Compass Bank and Citizens Bank, N.A., as Co-Documentation Agents, and the other lender parties thereto. The Fourth Amendment amends the Credit and Security Agreement entered into among the same parties on October 25, 2013 and amended on December 30, 2013, June 26, 2014, and September 29, 2014 (the "Existing Credit Agreement").

The Fourth Amendment maintains the commitment period to September 29, 2019 and allows for an incremental increase of $25 million (or if certain ratios are met, $100 million) in the existing revolving commitments, subject to the Company's pro forma compliance with financial covenants, the administrative agent's approval and the Company obtaining commitments for such increase.

Borrowings under the Credit Agreement bear interest, at the Company's option, at LIBOR or the base (or “prime”) rate established from time to time by the administrative agent, in each case plus an applicable margin. The Fourth Amendment provides for an interest rate margin on LIBOR loans of 1.25% to 3.0% and of .25% to 2.0% on base rate loans depending on the Company's leverage ratio.

The Fourth Amendment increases the permitted leverage ratio up to 4.0 with periodic reductions beginning after January 30, 2016 as well as scheduled commitment reductions of $5,000,000 on April 30, 2016, $7,500,000 on April 30, 2017, $7,500,000 on April 30, 2018, and $10,000,000 on April 30, 2019, allocated proportionately between the Aggregate Revolving A and B commitments.

The above summary of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Fourth Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015	SHILOH INDUSTRIES, INC. By: /s/ Thomas M. Dugan Name: Thomas M. Dugan Title: Vice President of Finance and Treasurer